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Exhibit 10.22

VOTING PROXY AGREEMENT

        This Voting Proxy Agreement (this "Agreement") is made and entered into as of December 30, 2005 by and among Spencer Trask Ventures, Inc. ("Spencer Trask Ventures"), Spencer Trask Software, LLC ("Spencer Trask Software"), Spencer Trask Investment Partners, LLC ("STIP"), Spencer Trask Intellectual Capital Company LLC ("STICC"), and Spencer Trask Media and Communications Group LLC ("STMCG"), Yelo Partners I, LLC and Yelo Partners II, LLC (collectively, "Yelo" and together with Spencer Trask Ventures, Spencer Trask Software, STIP, STICC and STMCG, the "ST Entities"), and Local Matters, Inc. (the "Company"). Capitalized terms used but not defined herein have the definitions ascribed to such terms in the IRA (as defined below).

RECITALS

        A.    The ST Entities and the Company are parties to that certain Third Amended and Restated Investor Rights Agreement, dated October 14, 2005, by and among the Company and the Shareholders (the "IRA").

        B.    Section 3 of the IRA sets forth the obligations of the parties thereto to vote the Equity Securities held by such Shareholders (the "Voting Provisions").

        C.    The parties hereto wish to establish a voting proxy to enforce the Voting Provisions.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as an inducement to LMI to rescind the Notice of Rescission delivered to STICC on or about December 20, 2005, the parties hereto agree as follows:

        1.     Each of the ST Entities hereby grants to the Company an irrevocable proxy to vote any and all shares of the Company owned by such ST Entity (beneficially or of record), and to take such other actions to the extent necessary to carry out the intent of the Voting Provisions, in the event of any breach by any ST Entity of its obligations pursuant to the Voting Provisions. The foregoing grant of a proxy shall be coupled with an interest in such shares and shall be irrevocable.

        2.     Notwithstanding Section 1 above, each ST Entity may vote such Equity Securities at all times unless and until there is (a) a breach of the Voting Provisions, or (b) a solicitation or other attempt on the part of any one or more ST Entity to terminate such IRA (or the Voting Provisions) without the written consent of the Company.

        3.     The voting proxy granted hereby shall terminate and be of no further force or effect upon the earliest of (a) the effective date of an IPO, (b) the termination of the Voting Provisions in a manner not in breach of the IRA, or (c) with respect to any ST Entity, upon the written agreement of the Company and any such ST Entity. The voting proxy granted hereby shall be binding on the successors and assigns of the ST Entities and shall inure to the benefit of the Company and its successors and assigns. The voting proxy granted hereby is a prerequisite to the rescission of the Rescission Notice, and is given as a material inducement thereto.

        4.     Any notice given pursuant to this agreement shall be sent via first class U.S. mail return receipt requested or by reputable overnight courier, as follows:

          (a)   if to LMI:

      Local Matters, Inc.
      1221 Auraria Parkway
      Denver, Colorado 80202
      Telecopier: (303) 572-1123
      Attention: Chief Executive Officer

      with a copy to:

      Cooley Godward LLP
      380 Interlocken Crescent
      Suite 900
      Broomfield, Colorado 80021-8023
      Telecopier: (720) 566-4099
      Attention: Michael D. Stack, Esq.

          (b)   if to and ST Entity:

      Spencer Trask
      535 Madison Avenue
      18th Floor
      New York, New York 10022

        5.     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument representing this Agreement between the parties hereto and it shall not be necessary for the proof of this Agreement that any party produce or account for more than one such counterpart.

        6.     This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by each party hereto. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, covenant, representation or warranty in this Agreement.

        7.     If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the effective period of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        8.     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective present, former, and future subsidiaries, partners, members, affiliates, managers, officers, directors, employees, counsel, agents, contractors, successors, assigns, heirs, and legal or personal representatives. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without prior written consent by an authorized representative of the other party.

        9.     Section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

        10.   This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws otherwise applicable to such determination.

[Signature Page Follows]

        In Witness Whereof, the undersigned parties have executed this Agreement in one or more counterparts as of the day and year first above written.

Local Matters, Inc.
By:	/s/ PERRY EVANS
Printed Name: Perry Evans Title: President and Chief Executive Officer
Spencer Trask Ventures, Inc.
By:	/s/ WILLIAM P. DIOGUARDI
Printed Name: William P. Dioguardi Title: President
Spencer Trask Intellectual Capital Company LLC
By:	/s/ KEVIN KIMBERLIN
Printed Name: Kevin Kimberlin Title: Non-member manager
Spencer Trask Software, LLC
By:	/s/ KEVIN KIMBERLIN
Printed Name: Kevin Kimberlin Title: Non-member manager
Spencer Trask Investment Partners, LLC
By:	/s/ KEVIN KIMBERLIN
Printed Name: Kevin Kimberlin Title: Non-member manager
Spencer Trask Media and Communications Group LLC
By:	/s/ KEVIN KIMBERLIN
Printed Name: Kevin Kimberlin Title: Non-member manager

Yelo Partners I, LLC
By:	/s/ WILLIAM P. DIOGUARDI
Printed Name: William P. Dioguardi Title: Non-member manager
Yelo Partners II, LLC
By:	/s/ WILLIAM P. DIOGUARDI
Printed Name: William P. Dioguardi Title:Non-member manager

[Signature Page to Voting Proxy Agreement]

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VOTING PROXY AGREEMENT